UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2013

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas		78249
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	On January 23, 2013, the board of directors of Valero Energy Corporation (“Valero”) elected Lawrence Mark Schmeltekopf, age 49, as Vice President and Controller of Valero. Mr. Schmeltekopf recently served as Valero’s Assistant Controller, and as Senior Vice President and Assistant Controller of several of Valero’s subsidiary companies. In those roles, he also directed the organization’s accounting research and external reporting group. Mr. Schmeltekopf joined Valero in 2003, and has had responsibilities for Valero’s financial reporting, accounting research, and budgeting and forecasting functions. Prior to Valero, he was an audit partner in the Austin office of Arthur Andersen LLP.

With his election as Controller, Mr. Schmeltekopf replaces Mr. Clayton E. Killinger as Controller of Valero. Mr. Killinger has retained his office as Senior Vice President of Valero. Mr. Killinger was recently elected Senior Vice President and Chief Financial Officer of CST Brands, Inc. (formerly known as Corner Store Holdings, Inc.), a wholly owned subsidiary of Valero (hereafter, “CST”). On January 9, 2013, CST filed an Amendment No. 1 to its registration statement on Form 10, relating to the proposed separation of Valero’s retail business from its other businesses pursuant to a pro rata distribution of 80 percent of the outstanding shares of CST common stock to Valero’s stockholders.

(e)	In connection with Mr. Schmeltekopf’s election, he was awarded 6,110 performance shares under Valero’s 2011 Omnibus Stock Incentive Plan (“2011 OSIP”). The performance shares are subject to vesting in three annual increments beginning in January 2014, subject to the performance of Valero’s common stock during prescribed performance periods. Upon vesting, the performance shares are payable in shares of common stock in amounts ranging from zero to 200 percent of the number of vested performance shares. Mr. Schmeltekopf was also awarded 6,369 shares of restricted common stock under the 2011 OSIP. The restricted shares vest (become nonforfeitable) in equal annual installments over a period of three years.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.01	Valero Energy Corporation 2011 Omnibus Stock Incentive Plan—incorporated by reference to Appendix A to Valero’s definitive proxy statement on Schedule 14A filed March 18, 2011 (SEC File No. 1-13175).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: January 24, 2013	by:	/s/ Jay D. Browning
Jay D. Browning
Senior Vice President and General Counsel

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